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                                                                    Exhibit 3.48

[LOGO] Industry Canada Industrie Canada

        Certificate                                     Certificat
        of Incorporation                                de constitution

        Canada Business                                 Loi canadienne sur
        Corporations Act                                les societes par actions
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
SCHREINER TARGET SERVICES CANADA                                        361881-1
LTD.

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Name of corporation-Denominatino de la societe          Corporation number-Numero de la societe

I hereby certify that the above-named                   Je certifie que la societe susmentionnee, dont
corporation, the articles of incorporation of           les statuts constitutifs sont joints, a ete
which are attached, was incorporated under the          constituee en societe en vertu de la Loi
Canada Business Corporations Act.                       canadienne sur les societes par actions.


                                                        May 19, 1999 / le 19 mai 1999

Director - Directeur                                    Date of Incorporation - Date de constitution
-----------------------------------------------------   --------------------------------------------
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
         CANADA BUSINESS                                                     LOI REGISSANT LES SOCIETES
         CORPORATIONS ACT                                                   PAR ACTIONS DE REGIME FEDERAL

            FORM 1                                                                     FORMULE 1

ARTICLES OF INCORPORATION                                                        STATUTS CONSTITUTIES
         (SECTION 6)                                                                  (ARTICLE 6)
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
1.     Name of Corporation                                                  Denomination de la societe


SCHREINER TARGET SERVICES CANADA LTD.

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2.     The place in Canada where the registered                             Lieu an Canada ou doit etre situe le siege social
       office is to be situated

       The Regional Municipality of Ottawa-Carleton, Province of Ontario

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3.     The classes and any maximum number of shares                         Categories et tout nombre maximal d'actions
       that the corporation is authorized to issue                          que la societe est autorisee a emettre

       An unlimited number of one class of shares designated as common

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4.     Restrictions, if any, on share transfers                             Restrictions sur le transfert des actions, s'il y a lieu

       No share or shares in the capital of the Corporation shall be transferred without the consent of either (a) a majority of the directors of the Corporation expressed by a resolution passed at a meeting of the board of directors or by an instrument or instruments in writing signed by a majority of the directors, or (b) the holders of at least 51% of the outstanding common shares of the Corporation expressed by a resolution passed at a meeting of such shareholders or by an instrument or instruments in writing signed by the holders of at least 51% of the outstanding common shares of the Corporation.

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5.     Number (or minimum and maximum number)                               Nombre (ou nombre minimal or maximal) d'administrateurs
       of directors

       A minimum of one (1) director; maximum of ten (10) directors

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6.     Restrictions, if any, on business the                                Limites imposes a l'activite commerciale de la
       corporation may carry on                                             societe, s'il y a lieu

       None
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
7. Other provisions, if any                              Autres dispositions, s'il y a lieu

Limitation on Number of Shareholders
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     The number of shareholders of the Corporation, exclusive of persons who are in its employment and exclusive of persons who, having been formerly in the employment of the Corporation, were, while in that employment, and have continued after the termination of that employment to be, shareholders of the
Corporation, is limited, to 50, two or more person who are the joint registered owners of one or more shares being counted as one shareholder.

No Public Distribution
----------------------

     Any invitation to the public to subscribe for securities of the Corporation is prohibited.

Authorization to Appoint Additional Directors
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     The directors may, within the maximum number permitted by the articles, appoint one or more directors, who shall hold office for a term expiring not later than the close of the next annual meeting of the shareholders, but the total number of directors so appointed may not exceed one-third of the number of directors elected at the previous annual meeting of shareholders.

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
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8.       Incorporators - Fondateurs

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         Name(s) - Nom(s)               Address (include postal code)            Signature
                                        Adresse (inclure le code postal)

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Eric R. Elvidge                         224 Buena Vista Road, Ottawa, Ontario,
                                        KIM 0V7
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FOR DEPARTMENTAL USE ONLY - A L'USAGE DU MINISTERE SEULEMENT                     Filed - Deposee
Corporation No. - No de la societe
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
Industry Canada                                               Industrie Canada
Certificate                                                          Certificat
of Amendment                                                         de modification
Canada Business                                                      Loi canadienne sur
Corporations Act                                                     les societes par actions
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
Schreiner Canada Ltd.                                           361881-1

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Name of corporation-Denomination de la societe                  Corporation number - Numero de la societe

I hereby certify that the articles of the above-named           Je certifie que les status de la societe
corporation were amended:                                       susmentionnee ont ete modifies:

a)   under Section 13 of the Canada Business              / /   a)   en vertu de l'article 13 de la Loi canadienne
     Corporations Act in accordance with the                         sur les societes par actions, conformement a
     attached notice,                                                l'avis ci-joint;

b)   under section 27 of the Canada Business              / /   b)   en vertu de l'article 27 de la Loi canadienne
     Corporations Act as set out in the attached                     sur les societes par actions, tel qu'il est indique dans
     articles of amendment designating a series of                   les clauses, modificatrices ci-jointes designant
     shares;                                                         une serie d'actions;

c)   under section 179 of the Canada Business             /X/   c)   en vertu de l'article 179 de la Loi canadienne sur
     Corporations Act as set out in the attached                     les societes par actions, tel qu'il est indique dans
     articles of amendment;                                          les clauses, modificatrices ci-joints;

d)   under section 191 of the Canada Business             / /   e)   en vertu de l'article 191 de la Loi canadienne
     Corporations Act as set out in the attached                     sur les societes par actions, tel qu'il est
     articles of reorganization;                                     indique dans les clauses reorganisation
                                                                     ci-joints;

                                                                     November 19, 2002 / le 19 novembre 2002
                Director - Directeur                                    Date of Amendment - Date de modification
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
Industry Canada            Industrie Canada                             FORM 4               FORMULE 4
Canada Business            Loi canadienne sur les               ARTICLES OF AMENDMENT  CLAUSES MODIFICATRICES
Corporations Act           societes par actions                  (SECTION 27 OR 177)    (ARTICLES 27 OU 177)
1- Name of Corporation - Denomination sociale de la societe         2 - Corporation No. - No. de la societe
Schreiner Target Services Canada Ltd.                               381881-1

3 - The articles of the above-named corporation are amended as   Les statuts de la societe mentionnee ci-dessus sont
follows:                                                         modifies de le facon suivance:
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To change the name of the Corporation to:

Schreiner Canada Ltd.

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
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Date                                Signature                                 4 - Capacity of - En qualita de
---------------------------------   ---------------------------------------   -------------------------------
For Departmental use only           Printed name - Nom en lettres mouldes
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CANADA                                                       )
                                                             )
PROVINCE OF ONTARIO                                          )
                                                             )
IN THE CORPORATION                                           )
OF THE CITY OF OTTAWA                                        )
                                                             )
                           TO WIT:                           )

                  I, Eric Elvidge, a Notary Public in and for the Province of Ontario, by Royal Authority duly appointed, residing in the Corporation of the City of Ottawa in the said Province DO HEREBY CERTIFY that the paper writing hereto annexed, the first page of which is stamped with an impression of my seal, is a true and correct photostatic copy of a document produced and shown to me out of custody of Blake, Cassels & Graydon LLP, Ottawa, Ontario and purporting to be the original Certificate and Articles of Amendment of Schreiner
Canada Ltd. issued by Industry Canada and dated November 19, 2002, the said photostatic copy having been compared by me, page for page, with the said original document, an act whereof being requested, I have granted the same under my hand and notarial seal of office to serve and avail as occasion shall or may require.

                  DATED at Ottawa this ___ day of November, 2002.

                  -----------------------------------------------
                  A Notary Public in and
                  for the Province of Ontario

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                             RESOLUTION OF DIRECTORS

                                       OF

                              Schreiner Canada Ltd.
                               (the "Corporation")

A certified copy of the Resolutions of all of the Directors of the Corporation entitled to vote at a Meeting of Directors of the Corporation

WHEREAS it is in the best interests of the Corporation to participate as a guarantor in an offering of up to US$400,000,000 Senior Subordinated Notes by its ultimate parent, CHC Helicopter Corporation.

THEREFORE BE IT RESOLVED THAT:

a) Any one of Sylvain Allard or Jo Mark Zurel or any director or officer of the Corporation, be and they are hereby authorized to negotiate, execute and deliver the Purchase Agreement, Registration Rights Agreement and
     Indenture (including the Guarantee of the Corporation contained therein)
     (the "Documents"), with changes as may be approved by such officers;

b) the execution and delivery of the Documents and the performance of the Corporation of its obligations thereunder is hereby authorized;

c) any one of Sylvain Allard or Jo Mark Zurel or any director or officer of the Corporation be authorized to do or cause to be done all such other acts or things and to make, execute and deliver, or cause to be made, executed and delivered, all such other agreements, documents, instruments and certificates, in the name and on behalf of the Corporation, as they may deem necessary or advisable or appropriate to effectuate or carry out the purpose or intent of the foregoing resolutions and to perform the obligations of the Corporation under the documents approved by these resolutions with respect to the Purchase Agreement, the Registration Rights
     Agreement and the Indenture, or otherwise in connection with the Offering or the Exchange Offer;

d) the execution by Sylvain Allard, Jo Mark Zurel or an officer or director of the Corporation of any documents referred to in the three preceding sub-paragraphs prior to the passing of this resolution are hereby confirmed, approved, ratified and adopted as of the date of execution and delivery.

                          [certification page follows)

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CERTIFICATE OF SECRETARY

I, the undersigned, Secretary of the Corporation hereby certify that the foregoing is a true and correct copy of the Resolutions of the all of the Directors of the Corporation entitled to vote at a Meeting of the Directors of the Corporation passed on the 20th day of April 2004.


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A.J. Nolten, Secretary

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